                                                                    EXHIBIT 11.1


               PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

                   COMPUTATION OF EARNINGS PER COMMON SHARE

                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                          SIX MONTHS ENDED JUNE 30,
                                                                                 ---------------------------------------------
                                                                                       1998                       1997
                                                                                 -----------------         -------------------
INCOME (LOSS) PER SHARE
    Net income (loss)                                                              $     (34,468)            $        7,872
                                                                                 =================         ===================
    Weighted average number of common shares outstanding used in basic share
        calculation                                                                       29,700                     29,975

    Net income (loss) per basic share                                              $       (1.16)            $          .26
                                                                                 -----------------         -------------------
    Weighted average number of common and common equivalent shares outstanding
        used in diluted calculation                                                       29,700                     30,153
                                                                                 =================         ===================


NET INCOME (LOSS) PER DILUTED SHARE                                                $       (1.16)            $          .26
                                                                                 =================         ===================




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